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                                                                     EXHIBIT 3.2

                             CONTINENTAL RESOURCES, INC.

                               (A OKLAHOMA CORPORATION)

                             AMENDED AND RESTATED BYLAWS
                          (INCLUDING ALL AMENDMENTS THROUGH
                                    JULY 1, 1998)

                                      ARTICLE I

                                       OFFICES

     SECTION 1.01 REGISTERED OFFICE. The registered office of Continental Resources, Inc. (hereinafter called the Corporation) in the State of Oklahoma shall be at 302 N. Independence, 3rd Floor, Enid, Garfield County, Oklahoma 73701, and the name of the registered agent in charge thereof shall be Harold Hamm.

     SECTION 1.02 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Oklahoma, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS

     SECTION 2.01 ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held on the first Tuesday in the month of December in each year at the hour of 10:00 o'clock a.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meetings. If the day fixed for the annual meeting shall be a legal holiday in the State of Oklahoma, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the date designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as convenient.

     SECTION 2.02 SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, may be called by the President or by the Board and shall be called by the President at the request of the holders of a majority of all the outstanding shares of the Corporation entitled to vote at the meeting.

     SECTION 2.03 PLACE OF MEETINGS. Meetings of the Shareholders of the Corporation shall be held at the principal office of the Corporation or at any other place, within or without the State of Oklahoma, designated by a majority of the Board.

     SECTION 2.04   NOTICE OF MEETINGS.  Except as otherwise required by law,


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notice of each meeting of the Shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Shareholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such Shareholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such Shareholder at such Shareholder's address as it appears on the records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the Shareholders shall be required. Every notice of a meeting of the Shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.
Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who shall have waived such notice and such notice shall be deemed waived by any Shareholder who shall attend such meeting in person or by proxy, except any Shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the Shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 2.05 QUORUM. Except in the case of any meeting for the election of Directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Shareholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the Shareholders present in person or by proxy and entitled to vote thereat or, in the absence thereof, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 2.06   VOTING.

     (a) Each Shareholder shall, at each meeting of the Shareholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such Shareholder and registered in such Shareholder's name on the books of the Corporation:

          (i) On the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of Shareholders entitled to notice of and to vote at such meetings; or

          (ii) If no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.


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     (b)  Shares of its own stock belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote for the election of Directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Oklahoma General Corporation Act.

     (c) Any such voting rights may be exercised by the Shareholder entitled thereto in person or by such Shareholder's proxy appointed by an instrument in writing, subscribed by such Shareholder or by such Shareholder's attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a Shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such Shareholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the Shareholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the Shareholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. All elections of Directors shall be decided by a plurality. The vote at any meeting of the Shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the Shareholder voting, or by such Shareholder's proxy, if there be such proxy, and it shall state the number of shares voted.

     SECTION 2.07 LIST OF SHAREHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

     SECTION 2.08 JUDGES. If at any meeting of the Shareholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or

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judges to act with respect to such vote.  Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be Shareholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such judge shall have a material interest.

     SECTION 2.09 ACTION WITHOUT MEETING. Any action required to be taken or which may be taken at any annual or special meeting of Shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

                                     ARTICLE III

                                  BOARD OF DIRECTORS

     SECTION 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by the Board.

     SECTION 3.02 NUMBER AND TERM OF OFFICE. The number and term of office of the Directors shall be determined in accordance with the Corporation's Certificate of Incorporation.

     SECTION 3.03 ELECTION OF DIRECTORS. All elections of Directors shall be decided by a plurality in voting interest of the Shareholders present in person or by proxy and entitled to vote thereon at the meeting at which such election is held, a quorum being present.

     SECTION 3.04 CHAIRMAN OF THE BOARD. The members of the Board shall elect one of such members to serve as the Chairman of the Board of the Corporation. The Chairman of the Board shall serve in such capacity until such person resigns, is removed from the Board or is replaced by the majority vote of the Board.

     SECTION 3.05 RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it all take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such

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resignation shall not be necessary to make it effective.

     SECTION 3.06 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the authorized number of Directors, or any other cause, may be filled by vote of the majority of the remaining Directors, although less than a quorum. Each Director so chosen to fill a vacancy shall hold office until such Director's successor shall have been elected and shall qualify or until such Director shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3.07 PLACE OF MEETING, ETC. The Board may hold any of its meetings at such place or places within or without the State of Oklahoma as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 3.08 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     SECTION 3.09 SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the President, the Chairman or a majority of the Directors then in office. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each Director, addressed to such Director's residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be given by telephonic notice at least twenty-four (24) hours before the time of such scheduled meeting. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any Director who is present at such meeting, except a Director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 3.10 QUORUM AND MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, the presence of a majority of Directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the Directors present. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such.


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     SECTION 3.11   ACTION BY CONSENT.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 3.12 REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at any annual or special meeting of shareholders. In the event any one or more directors are so removed, new directors may be elected at the same meeting.

     SECTION 3.13 COMPENSATION. The Directors shall receive only such compensation for their services as Directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such Director for any expense incurred by such Director on account of such Director's attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

     SECTION 3.14 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     SECTION 3.15 ADVISORY COMMITTEE. The Board may appoint such person or persons as it may select to an advisory committee to the Board who shall be authorized to participate in such meetings of the Board as determined by it. Once established, this advisory committee shall be known as the Advisory Board. Members of the Advisory Board shall not have the rights or obligations of members of the Board and shall not participate in any voting thereof. Members of the Advisory Board shall be entitled to such compensation as the Board may determine from time to time.




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                                      ARTICLE IV

                                       OFFICERS

     SECTION 4.01 NUMBER. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Treasurer.

     SECTION 4.02 ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers of the Corporation, except such officers as may be appointed in accordance with
Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the election thereof. Each officer shall hold office until a successor shall have been duly chosen and shall qualify or until such officer's resignation or removal in the manner hereinafter provided.

     SECTION 4.03 ASSISTANTS, AGENTS AND EMPLOYEES, ETC. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

     SECTION 4.04 REMOVAL. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time (i) in the case of an officer, assistant, agent or employee elected by the Board, only by resolution of the Board, and (ii) in the case of any other officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

     SECTION 4.05 RESIGNATIONS. Any officer or assistant may resign at any time by giving written notice of resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.06 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

     SECTION 4.07 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders, of the Board and of all committees of which he is a member. He shall have such power and perform such duties as may be authorized by the Board.



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     SECTION 4.08   THE PRESIDENT AND CHIEF EXECUTIVE OFFICER.  The President
shall be the chief executive officer of the Corporation. The President (i) shall have the overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any directions which may be given by the Board, (ii) shall have authority to designate the duties and powers of officers (other than the Chairman) and delegate special powers and duties to specified officers, so long as such designations shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or any action of the Board, and (iii) shall, in general, have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board from time to time.

     SECTION 4.09 THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the President or the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

     SECTION 4.10 THE SECRETARY. The Secretary (i) shall, if present, record the proceedings of all meeting of the Board, of the Shareholders, and of all committees of which a secretary shall not have been appointed, in one or more books provided for that purpose, (ii) shall see that all notices are duly given in accordance with these Bylaws and as required by law, (iii) shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal, and (iv) shall, in general, perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board.

     SECTION 4.11 THE TREASURER. The Treasurer (i) shall have the general care and custody of the funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board, (ii) shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, (iii) shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable, and (iv) shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board.

     SECTION 4.12 COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time by the Board.





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                                      ARTICLE V

                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 5.01 EXECUTION OF CONTRACTS. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any material contract or to incur on behalf of the Corporation any indebtedness for borrowed money in any material amount.

     SECTION 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

     SECTION 5.03 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     SECTION 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.









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                                      ARTICLE VI

                              SHARES AND THEIR TRANSFER

     SECTION 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such Shareholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

     SECTION 6.02 TRANSFERS OF STOCK. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     SECTION 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.




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     SECTION 6.04   LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES.  In any
case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

     SECTION 6.05 FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days nor less than ten (10) days prior to any other action. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                     ARTICLE VII

                                      DIVIDENDS

     SECTION 7.01 DECLARATION. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in any manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     SECTION 7.02 DETERMINATION OF SHAREHOLDERS ENTITLED TO DIVIDENDS. The Board of Directors shall fix a time, not exceeding forty (40) days preceding date of payment, as a record date for the determination of the shareholders entitled to dividends, and only registered shareholders on the date so fixed shall be entitled to such dividends, notwithstanding any transfer of any shares on the books of the Corporation after the date of record.

                                     ARTICLE VIII

                                    MISCELLANEOUS

     SECTION 8.01 SEAL. The Board shall, if required by the laws of any applicable jurisdiction, adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and showing that the Corporation was incorporated in the State of



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Oklahoma.

     SECTION 8.02 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     SECTION 8.03 AMENDMENTS. Except otherwise set forth in the Corporation's Certificate of Incorporation, these Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of Directors then in office, or (ii) by the Shareholders, at any annual meeting of Shareholders, without previous notice, or at any special meeting of Shareholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the Shareholders may be altered or repealed by either the Board or the Shareholders in accordance with the Corporation's Certificate of Incorporation and these Bylaws.

























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